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                                                                   EXHIBIT 10.13



                         MASTER BUSINESS MANAGEMENT AND
                          INVESTMENT ADVISORY AGREEMENT


              AGREEMENT made this 28th day of June, 1999, by Mackenzie Solutions (the "Trust") and Ivy Management, Inc. (the "Manager").

              WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of one or more separate investment portfolios as may be established and designated from time to time;

              WHEREAS, the Trust desires the services of the Manager as business manager and investment adviser with respect to such separate investment portfolios of the Trust as shall be designated in supplements to this Agreement as further agreed between the Trust and the Manager (the "Funds"); and

              WHEREAS, the Trust engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objectives and restrictions specified in the currently effective prospectus and statement of additional information (the "Prospectus") relating to the Funds included in the Trust's Registration Statement, as amended from time to time, filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933;

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

             1. APPOINTMENT. The Trust hereby appoints the Manager to provide the business management and investment advisory services specified in this Agreement with regard to the Funds, and the Manager hereby accepts such appointment.

             2. INVESTMENT ADVISORY SERVICES.

                      (a) As investment adviser to the Funds, the Manager shall make investments for the account of each Fund in accordance with the Manager's best judgment and within the investment objectives and restrictions set forth in the Prospectus applicable to the Funds, the 1940 Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, subject to any policy decisions adopted by the Trust's Board of Trustees.

                      (b) The Manager will determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determinations with any broker or dealer who deals in such securities. The Manager also shall (i) comply with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission (the "SEC") and any state securities commissions, and (ii) provide such other services as the Manager shall from time to time determine to be necessary or useful to the administration of the Funds.



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                  (c) The Manager shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of each Fund and on the performance of its obligations under this Agreement and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

                  (d) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of a Fund as well as other customers, the Manager, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Manager also may purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds involved and to such other customers.

         3.       BUSINESS MANAGEMENT SERVICES.

                  (a) The Manager shall supervise the Funds' business and affairs and shall provide such services reasonably necessary for the operation of the Funds as are not provided by employees or other agents engaged by the Funds, provided that the Manager shall not have any obligation to provide under this Agreement any direct or indirect services to the Funds' shareholders, any services related to the distribution of the Funds' shares, or any other services which are the subject of a separate agreement or arrangement between the Funds and the Manager. Subject to the foregoing, in providing business management services hereunder, the Manager shall, at its expense, (1) coordinate with the Funds' Custodian and monitor the services it provides to the Funds; (2) coordinate with and monitor any other third parties furnishing services to the Funds; (3) provide the Funds with the necessary office space, telephones and other communications facilities as are adequate for the Funds' needs; (4) provide the services of individuals competent to perform administrative and clerical functions which are not performed by employees or other agents engaged by the Funds or by the Manager acting in some other capacity pursuant to a separate agreement or arrangement with the Funds; (5) maintain or supervise the maintenance by third parties of such books and records of the Trust as may be required by applicable Federal or state law; (6) authorize and permit the Manager's directors, officers and employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities; and (7) take such other action with respect to the Trust, after approval by its Board of Trustees, as may be required by applicable law, including without limitation the rules and regulations of the SEC and of state securities commissions and other regulatory agencies.

                  (b) The Manager may retain third parties to provide these services to the Trust, at the Manager's own cost and expense. The Manager shall make periodic reports to the Trust's Board of Trustees on the performance of its obligations under this Agreement, other than services provided to the Trust by third parties retained in accordance with the previous sentence.




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            4. EXPENSES OF THE TRUST. Except as provided in paragraph 3 or as provided in any separate agreement between the Funds and the Manager, the Trust shall be responsible for all of its expenses and liabilities, including: (1) the fees and expenses of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party ("Independent Trustees"); (2) the salaries and expenses of any of the Trust's officers or employees who are not affiliated with the Manager; (3) interest expenses; (4) taxes and governmental fees, including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; (5) brokerage commissions and other expenses incurred in acquiring or disposing of portfolio securities; (6) the expenses of registering and qualifying shares for sale with the SEC and with various state securities commissions; (7) accounting and legal costs; (8) insurance premiums; (9) fees and expenses of the Trust's Custodian and Transfer Agent and any related services; (10) expenses of obtaining quotations of portfolio securities and of pricing shares; (11) expenses of maintaining the Trust's legal existence and of shareholders' meetings; (12) expenses of preparing and distributing to existing shareholders periodic reports, proxy materials and prospectuses; and (13) fees and expenses of membership in industry organizations.

             5. STANDARD OF CARE. The Manager shall give the Trust the benefit of the Manager's best judgment and efforts in rendering business management and investment advisory services pursuant to paragraphs 2 and 3 of this Agreement. As an inducement to the Manager's undertaking to render these services, the Trust agrees that the Manager shall not be liable under this Agreement for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Manager against any liability to the Funds or their shareholders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Manager's duties under this Agreement or by reason of the Manager's reckless disregard of its obligations and duties hereunder.

            6. FEES. In consideration of the services to be rendered by the Manager pursuant to paragraph 2 and 3 of this Agreement, each Fund shall pay the Manager a monthly fee on the first business day of each month, based on the average daily value (as determined on each business day at the time set forth in the Prospectus of that Fund for determining net asset value per share) of the net assets of that Fund during the preceding month, at the annual rates set forth in a supplement to this Agreement with respect to each Fund. If the fees payable to the Manager pursuant to this paragraph 6 begin to accrue before the end of any month, or if this Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of a Fund shall be computed in the manner specified in that Fund's Prospectus of the computation of net asset value. For purposes of this Agreement, a "business day" is any day on which the New York Stock Exchange is open for trading.

            7. EXPENSE LIMITATION. If the aggregate expenses of every character incurred by, or allocated to, a Fund in any fiscal year, other than interest, taxes, distribution expenses, brokerage



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commissions and other portfolio transaction expenses, other expenditures which are capitalized in accordance with generally accepted accounting principles and any extraordinary expense (including, without limitation, litigation and indemnification expenses), but including the fees provided for in paragraph 6 ("includible expenses"), shall exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as these limitations may be raised or lowered from time to time, the Manager shall pay to that Fund an amount equal to that excess. With respect to any portion of a fiscal year in which this Agreement shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. At the end of each month of the Trust's fiscal year, the Manager will review the includible expenses accrued during that fiscal year to the end of the period and shall estimate the contemplated includible expenses for the balance of that fiscal year. If, as a result of that review and estimation, it appears likely that the includible expenses will exceed the limitations referred to in this paragraph 7 for a fiscal year with respect to a Fund, the Manager shall pay that Fund, subject to a later reimbursement to reflect actual expenses, an amount equal to a pro rata portion (prorated on the basis of remaining months of the fiscal year, including the month just ended) of the amount by which the includible expenses for the fiscal year (less an amount equal to the aggregate of actual reductions made pursuant to this provision with respect to prior months of the fiscal year) are expected to exceed the limitations provided in this paragraph 7. For the purposes of the foregoing, the value of the net assets of the Fund shall be computed in the manner specified in paragraph 6, and any payments required to be made by the Manager shall be made once a year promptly after the end of the Trust's fiscal year.

         8. OWNERSHIP OF RECORDS. All records required to be maintained and preserved by the Funds pursuant to rules or regulations of the SEC, including but not limited to Section 31(a) of the 1940 Act, and maintained and preserved by the Manager on behalf of the Funds are the property of the Funds and shall be surrendered by the Manager promptly on request by the Funds; provided, that the Manager may at its own expense make and retain copies of any such records.

         9. DURATION AND TERMINATION.

           (a) This Agreement shall become effective as of the date first set forth above, subject to prior shareholder approval thereof as required by the 1940 Act, and shall continue in effect for a period of two (2) years from that date; provided, that the Agreement will continue in effect with respect to a Fund for more than two (2) years only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by the Trust's entire Board of Trustees, and (ii) by the vote, cast in person at a meeting called for that purpose, of a majority of the Trust's Independent Trustees.

           (b) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) or by a vote of majority of the Trust's entire Board of Trustees on sixty (60) days' written notice to the Manager or by the Manager on sixty (60) days' written notice to the Trust.



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This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. RETENTION OF SUB-ADVISERS. Subject to a Fund's obtaining any initial and periodic approvals that are required under Section 15 of the 1940 Act, the Manager may retain a sub-adviser with respect to that Fund, at the Manager's own cost and expense.

         11. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of the Manager or any affiliated person of the Manager to render investment supervisory and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.

         12. MISCELLANEOUS.

                  (a) This Agreement shall be construed in accordance with the laws of the State of Florida, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

                  (b) The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

                  (c) The Trust's Agreement and Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        MACKENZIE SOLUTIONS


                                        By: /s/ KEITH J. CARLSON
                                            ------------------------------
                                            Keith J. Carlson, President


                                        IVY MANAGEMENT, INC.


                                        By: /s/ MICHAEL G. LANDRY
                                            ------------------------------
                                            Michael G. Landry, President













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